UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 2, 2009

GENESIS CAPITAL CORPORATION OF NEVADA
(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7340 N. Federal Highway, Suite 218, Ocala, Florida	34482
(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 2, 2009, Genesis Capital Corporation of Nevada (the “Company”), Genesis Capital Acquisition Corp., a wholly-owned subsidiary of the Company, Mateo Mining Corp. (“Mateo”), Christopher Astrom,  Richard Astrom, Mark D. Klok, Rock Consulting LLC, Manuel Rendon, Alex DeRoberts and Hidalgo Mining Corporation entered into a Mutual General Release (the “Release”) terminating the Agreement and Plan of Merger by and among the above parties dated August 7, 2009 (the “Merger Agreement”) pursuant to which Genesis Capital Acquisition Corp. agreed to merge with and into Mateo, with Mateo being the surviving corporation.

Pursuant to the Release, the parties have agreed to release each other from any claims relating to the proposed merger.  In addition, Mateo will pay to the Company $20,000, $10,000 upon execution of the Release and the balance within 30 days therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  September 3, 2009

Genesis Capital Corporation of Nevada

By: /s/ Richard Astrom
Name: Richard Astrom
Title: Chief Executive Officer